TRANSITION AND CONSULTING AGREEMENT
This Transition and Consulting Agreement (“Agreement”) is made by and between CompoSecure, L.L.C., a Delaware corporation with an office located at 309 Pierce St., Somerset, NJ 08873 (together with CompoSecure, Inc. and their respective subsidiaries, “CompoSecure”) and Tim Fitzsimmons, currently with the same business address (the “Executive”), and is effective as of June 10, 2025 (“Effective Date”). This Agreement reflects our mutual understanding with respect to CompoSecure’s desire, and the Executive’s willingness, for the Executive to continue the Executive’s services as an officer of CompoSecure until January 1, 2026 (or such earlier date, as contemplated by this Agreement), and then for the Executive to transition to providing services as an independent contractor, according to the terms and conditions set forth herein.
NOW, THEREFORE, the parties agree as follows:
1.Scope of Services.
1.1Chief Financial Officer Transition.
(a)CompoSecure and the Executive hereby agree that the Executive has provided notice of the Executive’s resignation as Chief Financial Officer (“CFO”) and an executive officer of CompoSecure to be effective on January 1, 2026, unless provided otherwise in this Agreement.
(b)CompoSecure and the Executive agree that the Executive will continue to provide services as an employee of CompoSecure until January 1, 2026, or earlier, upon the employment commencement date of CompoSecure’s successor CFO or in the event of the termination of the Executive’s employment due to the Executive’s death or disability (such date of cessation of employment, the “Transition Date”). The Executive agrees to provide services as an employee through the Transition Date; provided that CompoSecure and the Executive agree that from the Effective Date through the Transition Date, the Executive may perform his duties from home for two days per week, and will only be required to travel to CompoSecure’s offices for three days per week. Failure to provide services through the Transition Date will cause the Executive to forfeit any compensation to which the Executive could otherwise become entitled pursuant to Sections 3.1 and 3.2 of this Agreement.
(c)Through the Transition Date, the terms of the Executive’s employment will be governed by both this Agreement and the Executive’s Employment Agreement with CompoSecure, L.L.C., dated as of December 27, 2021 (the “Employment Agreement”). This Agreement shall control to the extent there is a discrepancy between this Agreement and the Employment Agreement. The Executive acknowledges that the Executive is not entitled to any severance benefits under the Employment Agreement.
1.2Post-Transition Date Duties/Consulting Term. Following the Transition Date (except in the event of a termination of the Executive’s employment due to the Executive’s death or disability), the Executive will become an independent contractor, and perform for and deliver to CompoSecure normal transition services, consultation upon matters within the unique knowledge of the Executive and other services as may be agreed to by CompoSecure and the Executive from time to time (the “Services”), through January 1, 2027, or such earlier date as mutually agreed by the parties (the “Separation Date”, and such period between the Transition Date and the Separation Date, the “Consultant Term”). The Executive shall not be required to work more than eight hours per month in performance of the Services. The Executive initially shall report to the CEO in connection with the performance and delivery of the Services (the “Project Manager”). The Project Manager may be changed upon

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written notice given by CompoSecure to the Executive. The Executive agrees to remain subject to and bound by the CompoSecure, Inc. Insider Trading Policy. During the Consultant Term, the Executive shall remain subject to the Restrictive Covenants as defined in Section 7 of this Agreement. For the avoidance of doubt, there shall be no gap in time between the employment period and the Consultant Term.
1.3Performance/Delivery. During the Consultant Term, the Executive shall use commercially reasonable efforts to perform the Services in accordance with the timetable and milestones set by the Project Manager, subject to the monthly hour limitation set forth in Section 1.2. All Services are to be performed to the satisfaction of the Project Manager.
1.4Personal Agreement. This Agreement is personal between CompoSecure and the Executive, and CompoSecure is relying on the Executive’s expertise in performing the Services. The Executive may not assign, delegate or subcontract any of the Services without the prior written consent of CompoSecure.
1.5Independent Contractor. The parties agree that during the Consultant Term, the Executive will be an independent contractor in the performance of the Services and not as an employee of CompoSecure. The Executive agrees to file all such forms and pay all such taxes as may be required by virtue of the Executive’s status as an independent contractor. CompoSecure shall carry no worker’s compensation, health, accident or disability insurance to cover the Executive or its personnel. THE EXECUTIVE AGREES TO DEFEND, INDEMNIFY AND HOLD COMPOSECURE, ITS AFFILIATED ENTITIES, SUCCESSORS AND ASSIGNEES AND THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, MANAGERS AND EMPLOYEES HARMLESS FROM ANY FAILURE BY THE EXECUTIVE TO FILE SUCH FORMS OR
PAY SUCH TAXES. Nothing herein shall imply a partnership, joint venture or principal and agent relationship between the parties. Neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other. The Executive’s obligations under this Agreement shall be binding upon anyone assigned by the Executive to perform the Services for CompoSecure, and the Executive shall be responsible for informing those persons of such obligations and ensuring their compliance.
1.6Benefits Waiver. During the Consultant Term, the Executive and the Executive’s employees or agents will not be entitled, and hereby waive any rights, to worker’s compensation, retirement, insurance or other benefits afforded to employees of CompoSecure, except participation in CompoSecure’s medical plan as a former employee pursuant to COBRA and coverage under any existing D&O policy or associated “tail” coverage.
2.Term and Termination.
2.1Term. This Agreement shall commence on the date and year first above written and shall continue through the Separation Date unless earlier terminated by either party in accordance with Section 2.2 or by mutual agreement of the parties (such period referred to herein as the “Term”).
2.2Termination for Breach. If either party defaults in the performance of any material provision of this Agreement, the non-defaulting party may terminate this Agreement upon notice thereof.
2.3Cooperation. At CompoSecure’s request, the Executive shall prepare and submit such documentation as may be reasonably necessary to evidence the results of the Services and the progress of the Executive in the performance of the Services.
2.4Payment to the Executive. In the event of early termination of this Agreement, and conditioned upon return of all CompoSecure Confidential Information (as defined below), work product and property, CompoSecure shall reimburse the Executive for expenses properly incurred and documented in accordance with the provisions of Section 3.3.

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2.5Survival. The expiration or termination of this Agreement for any reason shall not terminate the obligations or liabilities of the parties under the applicable portions of Sections 1 through 11, each of which shall survive any such expiration or termination.
2.6Resignation from Boards. The Executive agrees to resign, as of the Transition Date or such other date requested by the Company, from all positions on the board of directors and all committees thereof (and, if applicable, from the board of directors or similar governing bodies (and all committees thereof) of all other affiliates of CompoSecure) and from all other positions and offices that the Executive then holds with the CompoSecure. Executive agrees to promptly execute such documents as CompoSecure, in its sole discretion, shall reasonably deem necessary to effect such resignations, and in the event that the Executive is unable or unwilling to execute any such document, the Executive hereby grants the Executive’s limited proxy for such purpose to any officer of CompoSecure to so execute on the Executive’s behalf.
2.7Death or Disability. If the Executive dies or incurs a Disability (as defined in the Employment Agreement) during the Term or the Consultant Term, (i) any unvested equity awards referenced in Section 3.1(a) or 3.2(a) that remain outstanding shall be eligible to vest on the applicable schedule as if the Executive had remained employed by or in the service of CompoSecure through the relevant vesting date, and the shares shall be delivered to the Executive (or his estate) in accordance with the applicable award agreement, and (ii) CompoSecure shall pay to the Executive (or the Executive’s estate) all accrued and unpaid base salary and annual incentive payments, reimbursement for all incurred but unreimbursed expenses for which the Executive is entitled to reimbursement and benefits to which the Executive is entitled under the terms of any applicable benefit plan or program. Otherwise, CompoSecure shall have no further liability or obligation under this Agreement to the Executive’s executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through the Executive.
3.Compensation and Benefits.
3.1Compensation and Benefits through the Transition Date. From the date hereof until the Transition Date, or the Executive’s earlier voluntary termination of employment, the Executive will be entitled to receive (a) continued base salary at the Executive’s current annual salary rate, subject to any adjustments that are generally applicable to other executive officers of CompoSecure, paid in accordance with CompoSecure’s payroll practices in the ordinary course and (b) employee benefits at the level and of the type that the Executive and the Executive’s dependents currently receive or as consistent with the benefits provided to executive officers at the same cost to the Executive as other executives. In addition, if the Executive remains employed by CompoSecure through the Transition Date, the Executive will also remain eligible for an annual incentive payment, based on actual performance as determined by CompoSecure, for fiscal year 2025, and if the Executive remains employed by CompoSecure through January 1, 2026, the Executive will also remain eligible for continued vesting of the Executive’s outstanding equity awards that are scheduled to vest on or prior to January 1, 2026 (for the avoidance of doubt, if the Transition Date occurs prior to January 1, 2026, the Executive would need to remain a consultant for CompoSecure in accordance with this Agreement through January 1, 2026 to remain eligible for such vesting). From the date of this Agreement through the Transition Date, the Executive will not receive any additional grants of equity based compensation under the CompoSecure, Inc. 2021 Incentive Equity Plan (the “Equity Plan”). If the Executive fails to comply with the terms of this Agreement, then any amounts with respect to the Executive’s fiscal year 2025 annual incentive or the Executive’s outstanding equity awards paid pursuant to this Section 3.1 or Section 3.2(a) shall be subject to recoupment by CompoSecure.
3.2Compensation During the Consultant Term.
(a)Equity Awards. In consideration of the Services through the end of the Term and consistent with the terms of the Equity Plan and applicable award agreement, and subject to the Executive providing the Services during the Consultant Term, the Executive shall remain eligible to vest in the equity awards granted to the Executive under the Equity

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Plan in March 2024 that will vest in January 2027 (the only vesting date during the Consultant Term), which reflects 47,626 restricted stock units (“RSUs”) and up to 71,440 performance-based restricted stock units (“PSUs”) in the aggregate eligible for vesting in January 2027, as reflected below:

Equity Award Type	Grant Date	Number of Unvested RSUs and PSUs to Vest in January 2027
RSUs	3/15/2024	47,626
PSUs	3/15/2024	71,440*
*Actual number of shares to be delivered to be between 0 and 200% of the target award, subject to the achievement of the applicable performance metrics, as set forth in the applicable award agreement.
The Executive agrees and acknowledges that the Executive has no rights with respect to any other awards under the Equity Plan or otherwise.
(b)COBRA. Following the Transition Date and through the Separation Date, the Executive will be eligible to continue medical coverage for the Executive and the Executive’s dependents through the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) at CompoSecure’s sole cost and expense.
(c)Executive Acknowledgement. The payments and benefits described in Section 3.2 of this Agreement will terminate and be forfeited if the Executive fails to timely execute, or revokes, the associated Release, or if the Executive ceases to remain in compliance with the Executive’s obligations under this Agreement, the Employment Agreement and the Release and any other applicable documents. CompoSecure shall have no obligations to provide the payments and benefits described in this Section 3.2, as applicable, if, prior to the Transition Date, CompoSecure terminates the Executive’s employment for Cause (as defined in the Employment Agreement) or the Executive fails to comply with the Restrictive Covenants, as described in Section 7 of this Agreement. Any payments held up pending the expiration of the revocation period will be paid as soon as practicable after it expires. Upon receipt of the consideration provided for under Section 3.2 of this Agreement, the Executive acknowledges that the Executive will have been paid all compensation and reimbursable expenses to which the Executive is or may be entitled— for the avoidance of doubt, including, without limitation, under the Executive’s Employment Agreement or any equity award agreements (other than pursuant to a subsequent option exercise). For the avoidance of doubt, nothing herein prevents CompoSecure from enforcing future recoupment under the terms of CompoSecure’s clawback policy or any award agreement.
3.3Expense Reimbursement. CompoSecure shall reimburse the Executive for reasonable expenses incurred in connection with the performance of the Services solely to the extent such expenses are pre-approved in writing by CompoSecure. Invoices for reimbursable expenses shall be submitted to the Project Manager for approval, together with all supporting documentation reasonably required by CompoSecure, and CompoSecure shall pay such invoices within sixty (60) days following such approval.
3.4Release. Upon (or within five (5) days after) each of (a) the Transition Date and (b) the Separation Date, the Executive shall execute and not revoke the General Release and Waiver of Claims in substantially the same form as attached hereto as Exhibit A (the “Release”).
4.Executive Warranties; Conflict of Interest.

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4.1The Executive represents and warrants to CompoSecure as follows: (a) the Executive has the expertise, experience and knowledge to perform and deliver the Services; (b) the Executive will use reasonable commercial efforts to perform and deliver the Services in a diligent and timely manner; (c) the Executive is not a party to any agreement which prohibits, and is not otherwise prohibited from, performing and delivering the Services; (d) any work product prepared by the Executive as a consequence of the Services will not misappropriate or infringe the intellectual property rights of third parties; (e) the Executive will perform and deliver the Services in accordance with Section 1.2 through 1.4 of this Agreement; and (f) the Executive will perform and deliver the Services in accordance with all laws, ordinances, requirements, directions, rules, statutes, regulations or lawful orders of any governmental authority or agency applicable to the Executive.
4.2The Executive further represents and warrants to CompoSecure that the Executive: (a) has no conflict of interest with respect to the Services to be performed for CompoSecure under this Agreement; (b) has not entered into any contract or agreement, or executed any document whatsoever, with any other person, firm, association, corporation or educational institution that will in any manner prevent the Executive from: (i) giving CompoSecure the exclusive benefit of services under this Agreement; (ii) disclosing and assigning ideas, inventions, computer software, trade secrets, and other intellectual property exclusively to CompoSecure hereunder; or (iii) performing any other provision of this Agreement; (c) will not enter into any contract or agreement, or execute any such document, which will create a conflict of interest or prevent the Executive from freely performing any of the provisions of this Agreement; and (d) will not knowingly incorporate confidential information of any person or entity not a party to this Agreement into any materials furnished to CompoSecure hereunder without prior written notice to CompoSecure.
4.3Prior to the Separation Date, the Executive shall not, directly or indirectly, in the name of, on behalf of, or for the benefit of CompoSecure offer, promise or authorize to pay any compensation, or give anything of value, to any official, agent or employee of any government or governmental agency, or to any political party or officer, employee, or agent thereof, or any candidate for political office. Any breach of this Section shall entitle CompoSecure to terminate this Agreement effective immediately upon notice to the Executive.
5.Permits.
The Executive shall acquire and maintain in good standing, and at the Executive’s sole expense, all permits, licenses and other entitlements required by law in the performance of Services under this Agreement.
6.INDEMNIFICATION AND LIMITATION OF LIABILITY.
6.1THE EXECUTIVE AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS COMPOSECURE, AND COMPOSECURE’S PARENTS, AFFILIATES, DIVISIONS, SUCCESSORS AND ASSIGNEES AND THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS AND INVITEES (REFERRED TO COLLECTIVELY AS THE “INDEMNIFIED PARTY”) AND EACH OF THEM FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, SUITS, ACTIONS, LIABILITIES, AND/OR ACTIONS ASSERTED BY ANY PERSON, INDIVIDUALLY OR THROUGH ANY REPRESENTATIVE, INCLUDING ALL COSTS, ATTORNEY FEES, SETTLEMENT FUNDS, DAMAGES OR EXPENSES RESULTING OR ALLEGEDLY RESULTING OR ARISING FROM (I) ANY BREACH OF THIS AGREEMENT BY THE EXECUTIVE, (II) ANY ACTUAL OR ALLEGED VIOLATION BY THE EXECUTIVE, OR THE EXECUTIVE’S EMPLOYEES, THE EXECUTIVE OR AGENTS, OF ANY PATENT, INTELLECTUAL PROPERTY RIGHTS OR LICENSES RELATING TO THE EQUIPMENT SUPPLIED OR SERVICES PERFORMED BY THE EXECUTIVE AND (III) ANY CLAIM BROUGHT AGAINST COMPOSECURE ARISING OUT OF THE DELIVERY AND PROVISION OF SERVICES BY THE EXECUTIVE OR THE EXECUTIVE’S EMPLOYEES, CONTACTORS, AGENTS OR THIRD PARTIES, INCLUDING WITHOUT

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LIMITATION ANY AND ALL ACTUAL OR ALLEGED INJURIES OR DEATH OF ANY PERSON OR DAMAGE TO ANY PROPERTY (THE “INDEMNIFIED LIABILITIES”).
6.2NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY OTHER PERSON FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, ANY DAMAGES CLAIMED FOR LOSS OF INCOME, REVENUE, OR PROFITS OR FOR LOSS OF GOODWILL) ARISING FROM OR RELATED TO SERVICES PROVIDED PURSUANT TO THIS AGREEMENT.
7.Restrictive Covenants.
The Executive acknowledges and agrees that the Executive has previously entered into arrangements with CompoSecure providing for restrictive covenants (including confidentiality, non-compete, non-solicit and non- disparagement) (the “Restrictive Covenants”). The Executive agrees that the Executive shall remain subject to the Restrictive Covenants for the duration of the Consultant Term and following the end of the Term as set forth in such covenants. For the avoidance of doubt, any non-competition or non-solicitation covenant shall continue to apply during the Consultant Term and then for twenty-four (24) months following the end of the Consultant Term.
8.Notices.
All notices hereunder must be in writing and shall be deemed validly given when delivered by hand, by nationally recognized overnight express delivery service or by First Class United States mail, certified, return receipt requested, addressed as follows:
To CompoSecure:    CompoSecure, L.L.C.
309 Pierce St.
Somerset, NJ 08873 Attn: Legal Department
To the Executive:    Personal email provided to the Legal Department
Any notice or other communication mailed as herein provided shall be deemed effectively given (a) on the date of delivery, if delivered by recognized, professional courier or (b) on the date received, if sent by overnight express delivery or if sent by U.S. mail. The parties may substitute recipients’ names and addresses by giving at least ten (10) days’ notice as provided hereunder. Rejection or refusal to accept delivery of any notice, or the inability to deliver any notice because of a changed address of which no notice was given, shall be deemed to be receipt of any such notice.
9.Cooperation after Separation Date.
To the extent CompoSecure determines that the Executive possesses information relevant to litigation, potential litigation, investigations by government agencies, potential investigations by government agencies, internal investigations, or otherwise, that relates to activities that occurred during the Term and while the Executive was employed by CompoSecure, the Executive agrees to make the Executive reasonably available to provide information and assistance, including, but not limited to, meeting with CompoSecure’s counsel, interviews, attending or appearing as a witness at depositions, hearings, pretrial preparation and trial testimony, or other court or administrative proceedings, reviewing documents, and responding to requests for information from government authorities, opposing parties, outside and in-house counsel and otherwise. CompoSecure agrees to accommodate the Executive’s other commitments in scheduling any such interviews, depositions, pretrial preparation and trial testimony, or information requests, insofar as is reasonably practicable to minimize inconvenience to the Executive. CompoSecure will reimburse the Executive for reasonable out-of-pocket expenses incurred in

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connection with any such cooperation; provided that the Executive obtains approval from CompoSecure, prior to incurring such expenses.
10.Section 409A.
10.1Interpretation. The benefits provided under this Agreement are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations, guidance or other interpretive authority thereunder (“Section 409A”). To the extent that the benefits are subject to Section 409A, this Agreement will be interpreted and construed in favor of the Executive to the fullest extent allowed under Section 409A and the applicable guidance thereunder to satisfy the requirements of Section 409A or, alternatively, to comply with an exemption from Section 409A and the applicable guidance thereunder. Each payment of compensation under this Agreement will be treated as a “separate payment” of compensation for purposes of applying Section 409A and the short-term deferral exception.
10.2Separation from Service and Specified Employee. To the extent Section 409A applies, any reference herein to a termination of employment, retirement, separation from service or phrases of similar import will mean a “separation from service” as defined in Treasury Regulation § 1.409A-1(h). Notwithstanding anything to the contrary in this Agreement, if the Executive is deemed on the date of termination of employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that constitutes “nonqualified deferred compensation” under Section 409A payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (a) the expiration of the six (6)-month period measured from the date of such “separation from service”, and (b) the date of the Executive’s death, to the extent required under Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section shall be paid to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.
10.3Payment Dates. Whenever a payment under this Agreement specifies a payment period with reference to a number of days or months, the actual date of payment within the specified period shall be within the sole discretion of CompoSecure. In the event the payment period under this Agreement for any nonqualified deferred compensation commences in one calendar year and ends in a second calendar year, to the extent necessary to comply with Section 409A, the payment shall not be paid until the later of (a) the first payroll date of the second calendar year, or (b) the date that such release becomes effective and irrevocable. The Executive shall not have the ability to control, directly or indirectly, the timing of any payments of deferred compensation subject to Section 409A.
10.4No Warranty or Guaranty of Tax Treatment. The tax treatment of the benefits provided under this Agreement is not warranted or guaranteed. CompoSecure does not represent or guarantee that any particular federal or state income, payroll or other tax treatment will result from the compensation or benefits payable under this Agreement. CompoSecure does not represent that this Agreement complies with Section 409A and in no event shall CompoSecure, its affiliates nor their respective directors, officers, employees or advisers be liable for any additional tax, interest or penalty that may be imposed on the Executive (or any other individual claiming a benefit through the Executive) pursuant to Section 409A or damages for failing to comply with Section 409A. The Executive is solely responsible for the proper tax reporting and timely payment of any tax or interest for which the Executive is liable as a result of the compensation or benefits payable pursuant to this Agreement.
10.5Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (a) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (b) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year

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following the calendar year in which the expense was incurred; and (c) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.
11.Miscellaneous.
11.1Confidentiality of this Agreement. Until this Agreement is made public by CompoSecure, the Executive agrees to hold in strict confidence the negotiations resulting in, contents, and terms of this Agreement, except (a) as expressly permitted by this Agreement; (b) as required by subpoena, court order, or applicable law; (c) to secure advice from a legal or tax advisor; (d) to the Executive’s immediate family; or (e) in a legal action to enforce the terms of this Agreement. The Executive further agree to use every effort to prevent disclosure of the existence or terms of this Agreement by any of the persons referred to in (c) and (d) above. The Executive agree that the contents of this Section are a material term of this Agreement.
Notwithstanding the foregoing, CompoSecure recognizes that the Executive may have questions pertaining to this Agreement and authorizes the Executive to communicate with Stacey Gutman, sgutman@composecure.com, for any questions related to this Agreement.
11.2Compliance. The Executive will comply with all applicable laws, applicable written CompoSecure policies provided to the Executive and obligations of the Executive to CompoSecure and its affiliates.
11.3Remedies. In addition to all other remedies provided for hereunder, if the Executive breaches any term of this Agreement, CompoSecure shall be entitled to its available legal and equitable remedies to the full extent permitted by law, including but not limited to, an injunction and suspending any and all payments and benefits made or to be made under this Agreement.
11.4Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, CompoSecure’s successors and assigns. The rights and obligations of the Executive under this Agreement may only be assigned with the prior written consent of CompoSecure.
11.5Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware or, where applicable, United States federal law, in each case, without regard to any conflicts of law provisions. The parties agree that jurisdiction and venue shall lie exclusively in the District of Delaware for any action involving the validity, interpretation, or enforcement of this Agreement, or for any claim for breach of this Agreement, for damages, and for other relief sought under this Agreement.
11.6Severability. If a court finds any term of this Agreement to be invalid, unenforceable, or void, CompoSecure and the Executive agree that the court shall modify such term to make it enforceable to the maximum extent possible. If the term cannot be modified, CompoSecure and the Executive agree that the term shall be severed and all other terms of this Agreement shall remain in effect.
11.7Expenses. Each party hereto shall pay such party’s own expenses incurred (including, without limitation, the fees of counsel) on such party’s behalf in connection with this Agreement or any transactions contemplated by this Agreement.
11.8Waivers. No waiver of any provision of this Agreement shall be effective, except pursuant to a written instrument signed by the party waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

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11.9Force Majeure. Neither party shall be liable for its failure to perform under this Agreement (a) to the extent the non-performance is caused by events or conditions beyond that party’s control, and (b) provided that party gives prompt notice to the other party and makes all reasonable efforts to perform.
11.10Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous written or oral communications or agreements between CompoSecure and the Executive, regarding the subject matter hereof. This Agreement may only be amended by a signed, written agreement between CompoSecure and the Executive.
11.11Counterparts. This Agreement may be executed in two counterparts each of which shall be an original and together which shall constitute one and the same instrument.
11.12Acknowledgment. The Executive acknowledges that the Executive has fully read and understands this Agreement, has had an opportunity to consult with the Executive’s counsel regarding this Agreement, and, intending to be legally bound hereby, has freely and voluntarily executed this Agreement.
11.13Headings. The section headings and subheading used herein are for ease of reference only and are not to be considered in the construction of this Agreement.
11.14No Presumption Against Drafter. The parties agree that, despite any legal presumption or common law doctrine to the contrary, this Agreement shall not be construed against the drafter as both parties have had the opportunity to participate in the negotiation and drafting of the terms and conditions and preparation of this Agreement.
11.15Authority. The signatories below represent and warrant that they have read this Agreement, that they are fully authorized in the capacity shown, that they understand the terms of the Agreement and that they are executing the Agreement voluntarily, upon their best judgment and solely for the consideration described in this Agreement.
IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representative

COMPOSECURE, L.L.C.    TIM FITZSIMMONS

By:    /s/ Jonathan Wilk        /s/ Tim Fitzsimmons
Name:    Jonathan C. Wilk        Date: 6/10/2025
Title:     Chief Executive Officer
Date:    6/10/2025

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Exhibit A

General Release and Waiver of Claims
This General Release and Waiver of Claims (“Release” or this “Release Agreement”) is made by and between Tim Fitzsimmons (“You” or “Your”) and CompoSecure, L.L.C. (and CompoSecure, Inc., together with their respective subsidiaries, “Company”).
Release of Claims. In exchange for the valuable consideration described in the Transition and Consulting Agreement (the “Transition and Consulting Agreement”) to which this is attached, you hereby waive all claims available under national, federal, state or local law against the Company or any parent, subsidiary or affiliate of the Company, and their respective directors, officers, employees, employee benefit plans and agents, including but not limited to all claims arising out of your employment with the Company or the termination of that employment, or arising under the New Jersey Law Against Discrimination; the New Jersey Discrimination in Wages Law; the New Jersey Temporary Disability Benefits and Family Leave Insurance Law; the New Jersey Domestic Partnership Act; the New Jersey Conscientious Employee Protection Act; the New Jersey Family Leave Act; the New Jersey Wage Payment Act; the New Jersey Equal Pay Law; the New Jersey Occupational Safety and Health Law; the New Jersey False Claims Act; the New Jersey Smokers’ Rights Law; the New Jersey Genetic Privacy Act; the New Jersey Fair Credit Reporting Act; the New Jersey Emergency Responder Leave Law; the New Jersey Millville Dallas Airmotive Plant Job Loss Notification Act (a/k/a the New Jersey WARN Act); the New Jersey Security and Financial Empowerment Act; and the retaliation provisions of the New Jersey Workers’ Compensation Law; Title VII of the Civil Rights Act as amended, the Equal Pay Act, the Americans With Disabilities Act (as amended), the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act; the Patient Protection and Affordable Care Act, and claims arising under the Fair Labor Standards Acts, or any other national, federal, state or local employment or discrimination laws, rules or regulations, as well as wrongful termination claims, breach of contract claims, discrimination claims, harassment claims, retaliation claims, whistleblower claims (to the fullest extent they may be released under applicable law), defamation or other tort claims, and claims for attorneys’ fees and costs. You are not waiving your right and this release does not apply to any (i) claims for vested benefits under the written terms of the retirement plan, (ii) claims for unemployment or workers’ compensation benefits, (iii) medical claim incurred during your employment that is payable under applicable medical plans or an employer-insured liability plan, (iv) claims arising after the date on which you sign this Release Agreement, (v) claims that are not otherwise waivable under applicable law, (vi) claims to require CompoSecure to honor its commitments set forth in the Transition and Consulting Agreement or (vii) any rights or claims to representation and/or indemnification by CompoSecure for third party claims made or threatened against you as an officer or service provider of CompoSecure.
Medicare Disclaimer. You represent that you are not a Medicare beneficiary as of the time you enter into this Release Agreement. To the extent that you are a Medicare beneficiary, you agree to contact a Company Human Resources Representative for further instruction.
Limit on Disclosures. You shall not disclose or cause to be disclosed the terms of this Release Agreement to any person (other than your spouse or domestic/civil union partner, attorney and tax advisor), except pursuant to a lawful subpoena, as set forth in the Reports to Government Entities clause below or as otherwise permitted by law. This provision is not intended to restrict your legal right to discuss the terms and conditions of your employment.
Reports to Government Entities. Nothing in this Release Agreement, including the “Release of Claims” or the “Limit on Disclosures” clauses, restricts or prohibits you from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation

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directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, you are waiving your right to receive any individual monetary relief from the Company or any others covered by the Release of Claims resulting from such claims or conduct, regardless of whether you or another party has filed them, and in the event you obtain such monetary relief, the Company will be entitled to an offset for the payments made pursuant to this Release Agreement. This Release Agreement does not limit your right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. You do not need the prior authorization of the Company to engage in conduct protected by this paragraph, and you do not need to notify the Company that you have engaged in such conduct.
Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose trade secrets to their attorneys, courts, or government officials in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.
Nonadmission of Liability. Nothing in this Release Agreement is an admission of any wrongdoing, liability or unlawful activity by you or by the Company.
No Other Amounts Due. You acknowledge that the Company has paid you all wages, salaries, bonuses, benefits and other amounts earned and accrued, less applicable deductions, and that the Company has no obligation to pay any additional amounts other than the payment(s) described in the Transition and Consulting Agreement to which this Release Agreement is attached.
Signature. The Company hereby advises you to consult with an attorney prior to signing this Agreement. You acknowledge that you have had a reasonable amount of time twenty-one (21) days to consider the terms of this Release Agreement and you sign it with the intent to be legally bound.
Acknowledgment of Voluntariness and Time to Review. You acknowledge that:
•you read this Release Agreement and you understand it;
•you are signing this Release Agreement voluntarily in order to release your claims against the Company in exchange for payment that is greater than you would otherwise have received;
•you are signing this Release Agreement after the date of your separation from the Company, and you were offered at least 21 days to consider your choice to sign this Release Agreement;
•the Company advises you to consult with an attorney;
•you know that you can revoke this Release Agreement within seven (7) days of signing it and that the Agreement does not become effective until that seven-day period has passed. To revoke, contact Stacey Gutman, sgutman@composecure.com; and
•you agree that changes to this Release Agreement before its execution, whether material or immaterial, do not restart your time to review this Release Agreement.
[Signature Page Follows]

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Executive:	Date:	_________________________________________
Company: Name: Title: _________________________________	Date:	_________________________________________

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